AGREEMENT

GOLDEN IDOL MINE PROJECT, YAVAPAI COUNTY, ARIZONA

THIS AGREEMENT dated for reference the 15th day of October, 2012, is made

BETWEEN:

BEOWULF PROPERTIES CORP., a company incorporated under the laws of the State of Nevada and having an office at Suite 880.50 West Liberty Street, Reno, Nevada USA 89501

(hereinafter referred to as the “Vendor”)

OF THE FIRST PART

AND:

ARCO-IRIS GOLD CORPORATION, a company incorporated under the laws of the State of Nevada and having an office at Suite 22, PB X1006, Plettenberg Bay, South Africa 6600

(hereinafter referred to as the “Purchaser”)

OF THE SECOND PART

WHEREAS:

A.       The Vendor is the beneficial owner of a 100% interest in a Federal Lode Claims, collectively (the “Claim”) located in the Cherry Creek (Black Hills Range) Mining District, Yavapai County, Arizona, USA as more particularly described in Schedule “A” attached hereto;

B.       The Claim is in duly recorded, in good standing and are free and clear of any claims, liens or other encumbrances;

C.       The Vendor has the sole right and authority to sell, transfer and otherwise deal with the Claim;

D.       The Vendor wishes to sell and the Purchaser wishes to purchase from the Vendor a 100% interest in and to the Claim, subject to and upon the terms and conditions set out in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premise and of the mutual covenants and agreements herein contained and subject to the terms and conditions hereafter set out, the parties hereto agree as follows:

1.	Interpretation

1.01       In this Agreement, the following terms shall have the meanings specified below:

(a)	“Agreement” means this agreement, including the Schedules attached hereto, and all amendments made hereto by written agreement among the parties hereto;

(b)	“Business Day” means a day other than a Saturday, Sunday or statutory holiday in Nevada;

(c)	“Claim” has the meaning assigned thereto in recital A above and for further clarity means the Claim set out on Schedule “A” hereto:

1.02       The titles to the articles in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

1.03       The Schedules to this agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

1.04       In this Agreement, words importing the singular number only shall include the plural and visa versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.05       Unless expressly indicated to the contrary, all reference to dollar amounts contained in this Agreement are references to United States currency.

1.06       Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Nevada Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

1.07       This Agreement shall be governed by and interpreted in accordance with the laws in effect in Nevada, and the parties hereto attorn to the courts of Nevada for the resolution of any disputes arising out of this Agreement.

2.	Purchase of Claims

(a)	The Vendor hereby sells to the Purchaser a 100% legal and beneficial interest in and to the Claims in consideration of the sum of $1,000 due and payable on signing of this Agreement.

3.	Representations and Warranties of the Vendor

3.01       The Vendor hereby represents and warrants to the Purchaser that:

(a)	it is the sole and beneficial owner of a 100% undivided interest in the Claims and has the title, power, authority and right to enter into this Agreement and to dispose of its interest in the Claims;

(b)	to the best of its knowledge the Claims have been validly staked and are now duly recorded and in good standing in accordance with the laws of the jurisdiction in which the claims are situated;

(c)	the Vendor has not done anything whereby the Claims may become encumbered.

4.	Representations and Warranties of the Purchaser

4.01       The Purchaser represents and warrants to the Vendor that:

(a)
the Purchaser is a corporation duly incorporated in the jurisdiction of incorporation identified on the first page of this Agreement and is a valid and subsisting corporation and is in good standing under the statute under which it was incorporated and any other applicable legislation;

(b)
it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which it is party or by which it is bound.

5.	Arbitration

5.01       If there is any disagreement, dispute or controversy (hereinafter collectively called a “Dispute”) between the parties with respect to any matter arising under this Agreement or the construction hereof, then the Dispute shall be determined by arbitration in accordance with the following procedures:

(a)
the party on one side of the Dispute shall inform the other party by notice of the names of three impartial and independent persons who are recognized experts in the area which is the subject matter of the Dispute; and

(b)	the other party shall, within seven (7) days of receipt of the notice, inform the party on the other side of the Dispute the name of the one person that it wishes to act as the sole arbitrator.

5.02       The arbitration shall be conducted in accordance with the State of Nevada “Rules Governing Alternative Dispute Resolution” and the decision of the arbitrator shall be made within thirty (30) days following his being named, shall be based exclusively on the advancement of exploration, development and production work on the Claims and not on the financial circumstances of the parties. The costs of arbitration shall be borne equally by the parties to the Dispute unless otherwise determined by the arbitrator in the award.

6.	NOTICES

6.01       Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered mail or electronic mail (e-mail), addressed as follows:

In the case of the Vendor:	In the case of the Purchaser:

BEOWULF PROPERTIES CORP.	ARCO-IRIS GOLD CORPORATION.
#880, 50 West Liberty Street	Suite 22, PB XI006
Reno, Nevada	Plettensberg Bay
USA, 89501	South Africa, 6600
e-mail: lloydcbrewer@gmail.com	e-mail: stacey@drumcafe.com

And any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the tenth Business Day following the date of mailing, or, if telegraphed, on the next succeeding day following the telegraphing or electronic mail (e-mail) thereof PROVIDED HOWEVER that during the period of any postal interruption in either country of mailing or the country or delivery, any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purpose of this article.

7.	General Terms and Conditions

7.01       Each party hereto shall promptly do and provide all acts and things and shall promptly execute and deliver such deeds, bills of sale, assignments, endorsements and instruments and evidences of transfer and other documents and shall give such further assurances as shall be necessary or appropriate in connection with the performance of this Agreement.

7.02       Time is of the essence.

7.03       No alteration, amendment, modification or interpretation of any provision of this Agreement shall be binding unless in writing and executed by each of the parties hereto.

7.04       This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the panics hereto.

7.05       This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

7.06       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

7.07       If one or more provisions of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining terms or provisions hereof shall not be affected or impaired by reason thereof.

SCHEDULE “A”

To that Agreement between BEOWULF PROPERTIES CORP., as the Vendor, ARCO-IRIS GOLD CORPORATION, as the Purchaser, dated the 15th day of October 2012.

All mineral claims that comprise the Property are located in the Cherry Creek (Black Hills Range) Mining District, Yavapai County, Arizona, USA

Claim Name	Twp/Rge/Sec	BLM AMC Number	County Recordation Information	Claim Size

Hillside	14N/3E/Sec 9	AMC#406041	Bk-4793 – pg 372	20.66 acres

7.08       This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

THE CORPORATE SEAL of	)
BEOWULF PROPERTIES CORP.,	)
was hereunto affixed in the presence of:	)
	)	C/S
Per:	) )	NO SEAL
Authorized Signatory	)
)
)

THE CORPORATE SEAL of	)
ARCO-IRIS GOLD CORPORATION
was hereunto affixed in the presence of:	)
	)	C/S
	)	NO SEAL
Per:	) )
Authorized Signatory	)
)
)
)